Exhibit 99.1

TRANSDIGM ANNOUNCES REGULAR QUARTERLY CONFERENCE CALL

Cleveland, Ohio, August 18, 2004 — On August 5, 2004 TransDigm Inc. (“TransDigm”) filed Form 10-Q with the SEC for the third quarter ended June 26, 2004. TransDigm today announced that it will hold a conference call on Tuesday, August 24, 2004, at 11:30 AM Eastern Daylight Time to discuss its third quarter results. Individuals wishing to participate in the conference call should dial 800-946-0745. A replay will be available beginning Tuesday, August 24, 2004 at 1:30 PM through Monday, August 30, 2004 until 11:59 PM Eastern Daylight Time. To access the replay dial 800-203-1112 the access code is 914752.

TransDigm is a leading supplier of proprietary, highly engineered power systems and airframe components servicing the aerospace industry. Major products include ignition systems and components, gear pumps, electromechanical controls and actuators, batteries and chargers, engineered connectors, power conditioning devices, water systems and components, latches and lavatory components.

Any questions please contact Eileen Fallon at TransDigm 216-289-4939.